Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

email:    Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Retirement of John K. Kelly,

First Senior Vice President and Corporate Secretary

TOMS RIVER, NEW JERSEY, June 23, 2010…OceanFirst Financial Corp.

(NASDAQ:OCFC), the holding company for OceanFirst Bank, announced today that First Senior Vice President and Corporate Secretary John K. Kelly will retire effective August 11, 2010. Mr. Kelly has served OceanFirst Financial since its inception in 1996 and has spent in excess of 22 years with OceanFirst Bank, where he is currently First Senior Vice President, General Counsel and Corporate Secretary.

John R. Garbarino, Chairman, President and Chief Executive Officer, stated “Jack has been an invaluable resource for OceanFirst and has provided outstanding leadership to both the Bank and Company. He has been instrumental in helping the Company grow and prosper as a publicly held community bank. On behalf of my fellow shareholders, employees, officers and directors, I extend Jack our wishes for the best of health and happiness in his retirement. On a personal note, I especially want to express my sincere appreciation to him for his counsel, support and friendship for the past 22 years.”

975 Hooper Avenue • Toms River, NJ 08753 • 732.240.4500 tel • wwwoceanfirst.com

OceanFirst Financial Corp’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.2 billion in assets and twenty-three branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com

975 Hooper Avenue • Toms River, NJ 08753 • 732.240.4500 tel • wwwoceanfirst.com